SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       MAIN STREET AND MAIN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:
                                      ------------------------------------------
          2)   Form, Schedule or Registration Statement No.:
                                                            --------------------
          3)   Filing Party:
                            ----------------------------------------------------
          4)   Date Filed:
                          ------------------------------------------------------

                                  MAIN STREET
                             AND MAIN INCORPORATED

          ----------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1999
          ----------------------------------------------------------


     The Annual Meeting of Stockholders of Main Street and Main Incorporated, a Delaware corporation (the "Company"), will be held at 11:00 a.m., on Friday, June 11, 1999 (the "Meeting"), at the Hermosa Inn, 5532 North Palo Cristi Rd., Paradise Valley, Arizona, for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2.   To approve the Company's 1999 Incentive Stock Plan.

     3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 27, 1999.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she previously has returned a proxy.

                                     Sincerely,

                                     /s/ James Yeager

                                     James Yeager
                                     Secretary


Phoenix, Arizona
April 27, 1999

                       MAIN STREET AND MAIN INCORPORATED
                       5050 North 40th Street, Suite 200
                             Phoenix, Arizona 85018

             ----------------------------------------------------
                                PROXY STATEMENT
             ----------------------------------------------------

                            VOTING AND OTHER MATTERS
GENERAL

     The enclosed proxy is solicited on behalf of Main Street and Main Incorporated, a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Friday, June 11, 1999 (the "Meeting"), or at any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Hermosa Inn, 5532 North Palo Cristi Rd., Paradise Valley, Arizona.

     These proxy solicitation materials are being mailed on or about April 29, 1999, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on April 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 10,011,052 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each Stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (a) for the election of directors, (b) for the approval of the Company's 1999 Incentive Stock Plan, and (c) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 27, 1999.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of the nominees set forth in this Proxy Statement, (2) "for" the approval of the Company's 1999 Incentive Stock Plan, and (3) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 27, 1999.

REVOCABILITY OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     The 1998 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). The information contained in the "Compensation Committee's Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     THE COMPANY WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 28, 1998 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY THE COMPANY IN FURNISHING SUCH EXHIBIT. ANY SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICES AT 5050 NORTH 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018.

                        ELECTION OF CORPORATE DIRECTORS

NOMINEES

     The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company's stockholders for a term of one year and hold office until their successors are elected and qualified.

     A board of six directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of the office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The following table sets forth certain information regarding the nominees for directors of the Company:

                                      Positions and Offices Presently
Name                          Age          Held With the Company
----                          ---     -------------------------------
John F. Antioco(1)...........  49     Chairman of the Board
Bart A. Brown, Jr............  67     President, Chief Executive Officer,
                                        and Director
William G. Shrader...........  51     Executive Vice President, Chief Operating
                                        Officer, and Director
Jane Evans(1)................  54     Director
John C. Metz(1)..............  59     Director
Steven A. Sherman(1).........  53     Director

------------
(1) Member of the Audit and Compensation Committees.


     JOHN F. ANTIOCO has served as Chairman of the Board of Directors since August 9, 1996 and as a director of the Company since January 8, 1996. Mr. Antioco has served as the Chairman of the Board and Chief Executive Officer of the Blockbuster Entertainment Group since July 1997. Mr. Antioco previously served as President and Chief Executive Officer of Taco Bell Corp. Mr. Antioco served as the Chairman of Circle K Corporation ("Circle K"), from August 1995 until May 1996 and as President and Chief Executive Officer of Circle K from July 1993 until May 1996. Mr. Antioco joined Circle K as Chief Operating
Officer in September 1991. Mr. Antioco was Chief Operating Officer of Pearle Vision Centers, Inc. from June 1990 to August 1991. From 1970 to 1990, Mr. Antioco held various positions with The Southland Corporation.

     BART A. BROWN, JR. has served as the President, Chief Executive Officer and a director of the Company since December 1996. Mr. Brown was affiliated with Investcorp International, N.A., an international investment banking firm, from April 1996 until December 1996. Mr. Brown served as the Chairman and Chief Executive Officer of Color Tile, Inc. at the request of Investcorp
International, Inc., which owned all of that company's common stock, from September 1995 until March 1996, shortly after Color Tile, Inc. filed under Chapter 11 of the United States Bankruptcy Code. Mr. Brown served as Chairman of the Board of the Circle K Corporation from June 1990, shortly after its filing for reorganization under Chapter 11 of the United States Bankruptcy Code, until September 1995. From September 1994 until September 1996, Mr. Brown also served as the Chairman and Chief Executive Officer of Spreckels Industries, Inc. Mr. Brown engaged in the private practice of law from 1963 through 1990 after seven years of employment with the Internal Revenue Service.

     WILLIAM G. (BILL) SHRADER has served as Executive Vice President, Chief Operating Officer and a director of the Company since March 1, 1999. Prior to joining the Company, Mr. Shrader was Senior Vice President of Marketing for Tosco Marketing Company from February 1997 to March 1999. From August 1992 to February 1997, Mr. Shrader served in several capacities at Circle K Stores, Inc., including President of the Arizona Region, President of the Petroleum Products/Services Division, Vice President of Gasoline Operations and Vice President of Gasoline Marketing. Mr. Shrader began his career in 1976 at The Southland Corporation and departed in 1992 as National Director of Gasoline Marketing.

     JANE EVANS has served as a director of the Company since March 1997. Ms. Evans has served as President and Chief Operating Officer of Smart TV since April 1995. Ms. Evans served as Vice President and General Manager of U.S. West Communications, Home and Personal Services from February 1991 until March 1995; as President and Chief Executive Officer of Interpacific Retail Group from March 1989 until January 1991; as a General Partner of Montgomery Securities from January 1987 until February 1989; as President and Chief Executive Officer of Monet Jewelers from May 1984 until December 1987; as Executive Vice President -- Fashion Group of General Mills, Inc. from October 1979 until April 1984; as Vice President -- Corporate Development of Fingerhut from November 1977 until September 1979; as

President  of  Butterick  Fashions  from  May  1974  until  October 1977; and as
President of the I. Miller Division of Genesro, Inc. from May 1970 until May 1973. Ms. Evans serves on the Boards of Directors of the Philip Morris
Companies, Inc., Georgia-Pacific Corp., Kaufman & Broad Home Corp., and Petsmart, Inc.

     JOHN C. METZ has served as a director of the Company since April 1996. Mr. Metz has served as Chairman and Chief Executive Officer of Metz Enterprises, Inc., a contract food management and retail restaurant company, since 1987. Mr. Metz also is a director of Longhorn Steaks, Inc., a chain of approximately 60 Texas-style roadhouse casual dining restaurants.

     STEVEN A. SHERMAN has served as a director of the Company since June 1990. Mr. Sherman served as the Chairman of the Company from June 1990 until August 1996, as Chief Executive Officer of the Company from June 1990 until January 1996, and as the President of the Company from January 1993 until April 1994. Mr. Sherman has served as Chairman of the Board of Novatel Wireless, Inc. since 1996. Mr. Sherman also served as President of Novatel Wireless, Inc. from 1996 until November 1998. Mr. Sherman served as Chairman of the Board of Vodavi Technology, Inc. ("Vodavi"), a company involved in the design, development and distribution of telephones, telephone systems, and related products, from March 1994 until October 1997, and served as a director of Vodavi from March 1994 until June 1998. Mr. Sherman was Chairman of the Board of Executone Information Systems, Inc. (formerly Vodavi Technology Corporation, a provider of information systems, which was founded by Mr. Sherman) from 1983 until his resignation in July 1988 and a director of Executone from 1983 until his resignation in January 1990. In April 1994, Vodavi purchased the business of the Vodavi Communications Division from Executone Information Systems, Inc. Mr. Sherman is a principal of Sherman Restaurants, L.L.C., which he founded during 1997, and Sherman Capital Group, L.L.C., a merchant banking organization that he founded in 1988.

     There are no family relationships among any of the Company's directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Bylaws authorize the Board of Directors to appoint among its members one or more committees consisting of one or more directors. The Board of Directors has appointed two committees. The Audit Committee reviews the annual financial statements, any significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit-related matters that may arise during the year. The Compensation Committee makes recommendations to the Board of Directors concerning remuneration arrangements for senior management and directors. The Board of Directors has not appointed any other committees.

     The Board of Directors of the Company held a total of three meetings during the fiscal year ended December 28, 1998. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended December 28, 1998, and the Company's Compensation Committee met separately at one formal meeting during the fiscal year ended December 28, 1998. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member.

DIRECTOR COMPENSATION

     Employees of the Company do not receive additional compensation for serving as members of the Company's Board of Directors. Bart A. Brown, the President, Chief Executive Officer, and a director of the Company, has an employment agreement with the Company. See "Executive Compensation -- Employment Agreements."

     During 1998 the Company's non-employee directors received $15,000 in annual compensation plus $1,000 for each Board of Directors meeting attended and $500 for each telephonic Board of Directors meeting. The Company reimburses the costs and expenses for each director attending meetings of the Board of Directors. In prior years, the Company's non-employee directors received automatic grants of stock options pursuant to the Automatic Program of the Company's 1995 Stock Option Plan. There currently is not a sufficient number of shares remaining authorized under the 1995 Stock Option Plan to permit grants under the Automatic Program. In February 1999, the Board of Directors adopted the 1999 Incentive Stock Plan, subject to stockholder approval at the Meeting. Directors of the Company will be eligible to receive stock options and other awards under that plan. See "Proposal to Approve the Company's 1999 Incentive Stock Plan."

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth, for the periods indicated, the compensation received by the Company's Chairman of the Board, Chief Executive Officer, and its other executive officers whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 28, 1998 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                              Long Term
                                                             Compensation
                                                             ------------
                                                                Awards
                                                             ------------
                                       Annual Compensation    Securities
                                       --------------------   Underlying        All Other
Name and Principal Position    Year    Salary($)   Bonus($)    Options(#)    Compensation(1)
---------------------------    ----    ---------   --------    ----------    ---------------
John F. Antioco                1998           --         --         --              --
 Chairman of the Board(2)      1997           --         --         --              --
                               1996           --         --    817,500 (2)          --

Bart A. Brown, Jr.             1998     $250,000    $50,000    200,000 (3)          --
 President and Chief           1997      250,000         --    350,000 (3)          --
 Executive Officer (3)         1996           --         --    250,000              --

Gerard T. Bisceglia            1998     $175,000         --    160,000 (4)      $2,375
 Chief Operating Officer (4)   1997      175,000         --    275,000 (4)          --
                               1996       10,103         --    200,000              --

------------
(1) Amounts for 1998 represent matching contributions made by the Company to the Company's 401(k) plan.
(2) Mr. Antioco does not receive any salary for serving as Chairman of the Board. During 1997, 200,000 options previously granted to Mr. Antioco were cancelled and regranted to Messrs. Brown and Bisceglia. During 1998, 200,000 options previously granted to Mr. Antioco were cancelled and regranted to Messrs. Brown, Bisceglia, and three other employees of the Company.
(3) Mr. Brown served as President and Chief Executive Officer of the Company from December 16, 1996 through December 30, 1996 for no cash compensation. The options granted to Mr. Brown in 1997 consist of 250,000 fully vested options granted at an exercise price of $2.50 per share and 100,000 options at exercise prices of $3.00 and $5.00, which were regranted after being surrendered by Mr. Antioco. The options granted to Mr. Brown in 1998 consist of 50,000 fully vested options at an exercise price of $3.25 per share, 75,000 options at an exercise price of $3.25 per share that vest on December 31, 1999, and 75,000 options at exercise prices of $3.00 and $5.00 which were regranted after being surrendered by Mr. Antioco.
(4) Mr. Bisceglia served as Chief Operating Officer of the Company from November 4, 1996 until November 24, 1998. The options granted to Mr. Bisceglia in 1997 consist of 175,000 fully vested options granted at an exercise price of $2.50 per share, and 100,000 options at exercise prices of $3.00 and $5.00 which were regranted after being surrendered by Mr. Antioco. The options granted to Mr. Bisceglia in 1998 consist of 35,000 fully vested options at an exercise price of $3.25 per share, 50,000 options at an exercise price of $3.25 per share that vest over a three year period, and 75,000 options at exercise prices of $3.00 and $5.00 which were regranted after being surrendered by Mr. Antioco. Following Mr. Bisceglia's resignation from the Company, 137,500 options previously granted to him that had not vested were cancelled pursuant to the terms of those options.

     Officers and key personnel of the Company are eligible to receive stock options and awards under the Company's 1990 Stock Option Plan and 1995 Stock Option Plan. Executive officers serve at the discretion of the Board of Directors. See "Executive Compensation -- Employment Agreements."

OPTION GRANTS

     The following table provides information on stock options granted to the Named Officers during the fiscal year ended December 28, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants                          Potential Realizable
                               ----------------------------------------------------------     Value at Assumed Annual
                                  Number of                                                    Rates of Stock Price
                                 Securities       % of Total                                  Appreciation For Option
                                 Underlying     Options Granted     Exercise                          Term(2)
                                   Options       to Employees        Price     Expiration     -----------------------
           Name                Granted (#)(1)    in Fiscal Year      ($/Sh)       Date            5%            10%
           ----                --------------    --------------      ------       ----            --            ---
John F. Antioco............        --                 --                --         --               --             --

Bart A. Brown, Jr..........    75,000                 12%            $3.25       6/15/08      $153,293       $388,475
                               50,000                  8%            $3.25       6/15/08      $102,195       $258,983
                               37,500 (3)              6%            $3.00        8/5/06      $ 68,446       $151,252
                               37,500 (3)              6%            $5.00        8/5/06      $     --       $ 76,252

Gerard T. Bisceglia........    50,000 (4)              8%            $3.25       6/15/08      $102,195       $258,983
                               35,000                  6%            $3.25       6/15/08      $ 71,537       $181,288
                               37,500 (3)              6%            $3.00        8/5/06      $ 68,446       $151,252
                               37,500 (3)(4)           6%            $5.00        8/5/06      $     --       $ 76,252

------------
(1) The options were granted at or above the fair value of the shares on the date of grant and have 10-year terms.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent the Company's estimate or projection of the future price of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the Company's Common Stock.
(3) These options were granted to Messrs. Brown and Bisceglia after being surrendered by Mr. Antioco.
(4) These options were cancelled upon Mr. Bisceglia's resignation from the Company on November 24, 1998.

OPTION HOLDINGS

     None of the Named Officers exercised any options during fiscal 1998. The following table provides information on the value of unexercised options held by the Named Officers at December 28, 1998.

                             YEAR-END OPTION VALUES

                                    Number of Securities                Value of Unexercised
                                   Underlying Unexercised               in-the-Money Options
                                Options at Fiscal Year-End(1)         at Fiscal Year-End ($)(2)
                               ------------------------------       -----------------------------
           Name                Exercisable      Unexercisable       Exercisable     Unexercisable
           ----                -----------      -------------       -----------     -------------
John F. Antioco.............     417,500                0            $552,775               --
Bart A. Brown, Jr...........     550,000          250,000            $400,000          $23,438
Gerard T. Bisceglia.........     497,500          137,500 (3)        $277,813          $ 6,250

------------
(1) Amounts reflect options outstanding as of December 28, 1998.
(2) Calculated based upon the Nasdaq National Market closing price of the Company's Common Stock on December 28, 1998, of $3.375 per share. The exercise prices of certain of the options held by the Company's executive officers on December 28, 1998 were greater than $3.375 per share.
(3) These options were cancelled upon Mr. Bisceglia's resignation from the Company on November 24, 1998.

1990 STOCK OPTION PLAN

     On July 25, 1990, the Company's Board of Directors adopted, and on July 1, 1991 the Company's stockholders approved, the 1990 Stock Option Plan (the "1990 Plan"). The 1990 Plan provides for the granting of both incentive stock options and nonstatutory stock options to qualified employees and non-employee directors. The 1990 Plan also provides for various other incentive awards, including stock appreciation rights. Options granted under the 1990 Plan generally cannot be exercised for at least one year and typically vest and become exercisable in installments of equal numbers of shares over a three- to five-year period. As of April 23, 1999, 250,000 options were authorized under the 1990 Plan, 64,325 shares of Common Stock have been issued upon exercise of options granted pursuant to the 1990 Plan, and there were outstanding options to purchase 173,000 shares of Common Stock under the 1990 Plan. An additional 12,675 shares of Common Stock remain reserved for issuance under the 1990 Plan. No incentive awards other than stock options have been granted under the 1990 Plan.

     The exercise price of all incentive stock options and options granted to directors under the 1990 Plan must be at least equal to the fair market value of the shares on the date of the grant or, in the case of incentive stock options granted to a holder of 10% or more of the Company's Common Stock (a
"10% Stockholder"), at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of a 10% Stockholder).

     The 1990 Plan provides for its administration in accordance with the requirements of Rule 16b-3 under the Exchange Act. The 1990 Plan currently is administered by the Board of Directors. The Board of Directors has discretionary authority, subject to certain restrictions, to determine the individuals to whom, the times at which, and, with respect to nonstatutory stock options, the exercise price for which options will be granted. Notwithstanding the foregoing, the 1990 Plan provides that the Company will not grant any nonstatutory stock options to purchase shares at an exercise price of less than 85% of the fair market value of such shares on the date of the grant.

1995 STOCK OPTION PLAN

     The Company's 1995 Stock Option Plan (the "1995 Plan") was adopted by the Company's Board of Directors on January 8, 1996 and was approved by the Company's stockholders on May 22, 1996.The 1995 Plan is divided into two programs: the Discretionary Grant Program (the "Discretionary Program") and the Automatic Grant Program (the "Automatic Program"). The Discretionary Program provides for the grant of options to acquire Common Stock of the Company ("Options"), the direct grant of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), and the grant of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). The Automatic Program provides for the automatic grant of options to acquire the Common Stock of the Company to non-employee members of the Company's Board of Directors.

     A maximum of 325,000 shares of Common Stock of the Company may be issued under the 1995 Plan. If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1995 Plan. As of April 23, 1999, 1,250 shares of Common Stock have been issued upon exercise of options granted under the 1995 Plan and there were outstanding Options to acquire 323,000 shares of the Company's Common Stock under the 1995 Plan. Accordingly, only an additional 750 shares remain available for grants under the 1995 Plan. See "Proposal to Approve the Company's 1999 Incentive Stock Plan." The 1995 Plan will remain in effect until January 8, 2006.

     Options and Awards may be granted pursuant to the Discretionary Program only to persons ("Eligible Persons") who at the time of grant are either (i) key personnel (including officers and directors) of the Company, or (ii) consultants and independent contractors who provide valuable services to the Company. Options granted pursuant to the Discretionary Program may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to key personnel of the Company who are also employees of the Company. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended.

     To exercise an Option, the optionholder will be required to deliver to the Company full payment of the exercise price for the shares as to which the Option is being exercised. Generally, Options can be exercised by delivery of cash, check, or shares of Common Stock of the Company.

     SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date first exercised or surrendered. Stock Awards will entitle the recipient to receive shares of the Company's Common Stock directly. Cash Awards will entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company.

     The   Automatic  Program  provides  for  the  automatic  grant  of  Options
("Automatic Options") to non-employee directors of the Company. Each non-employee director serving on the Board of Directors on the date of the adoption of the 1995 Plan received Automatic Options to acquire 7,500 shares of Common Stock, and each subsequent newly elected non-employee member of the Board of Directors receives Automatic Options to acquire 15,000 shares of Common Stock on the date of his or her first appointment or election to the Board of Directors. In addition, Automatic Options to acquire 2,500 shares of Common Stock were granted to each non-employee director at the meeting of the Board of Directors held immediately after each annual meeting of stockholders. Automatic Options become exercisable and vest immediately upon grant. The exercise price per share of Automatic Options was equal to 100% of the fair market value of the Company's Common Stock (as defined in the 1995 Plan) on the date such Automatic Options are granted. Each Automatic Option expires on the tenth anniversary of the date on which an Automatic Option grant was made. Non-employee members of the Company's Board of Directors who do not serve on the committee that administers the 1995 Plan with respect to the Company's executive officers and directors who are employees of the Company also may be eligible to receive Options or Awards under the Discretionary Program of the 1995 Plan or option grants or direct stock issuances under any other plans of the Company. There currently is not a sufficient number of shares remaining authorized under the 1995 Stock Option Plan to permit grants under the Automatic Program. In February 1999, the Board of Directors adopted the 1999 Incentive Stock Plan, subject to stockholder approval at the Meeting. Directors of the Company will be eligible to receive stock options and other awards under that plan. See "Proposal to Approve the Company's 1999 Incentive Stock Plan."

1999 INCENTIVE STOCK PLAN

     On February 19, 1999, the Board of Directors adopted the 1999 Incentive Stock Plan, subject to approval by the Company's stockholders. See "Proposal to Approve the Company's 1999 Incentive Stock Plan."

401(K) PROFIT SHARING PLAN

     The Company's qualified 401(k) Profit Sharing Plan (the "401(k) Plan") was adopted by the Board of Directors on January 14, 1991, effective as of January 1, 1991, and covers corporate management and restaurant employees. The 401(k) Plan currently provides for a Company matching contribution equal to 25% of the first 6% of the salary deduction a participant elects to defer as a contribution to the 401(k) Plan. The 401(k) Plan further provides for a special discretionary contribution equal to a percentage of a participant's salary to be determined each year by the Company. The Company also may contribute a discretionary amount in addition to the special discretionary contribution. Contributions to the 401(k) Plan by the Company for fiscal 1998 totalled approximately $99,500.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Bart A. Brown, Jr. with a term through December 31, 2000. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 60 days' written notice. Mr. Brown's employment agreement provides for him to serve as the President and Chief Executive Officer of the Company. The employment agreement provides for Mr. Brown to receive a salary of $300,000 per annum. In addition, the employment agreement provides that Mr. Brown will be eligible to receive discretionary bonuses in amounts determined by the Company's Board of Directors. The employment agreement contains provisions regarding non-competition, non-solicitation of employees, and non-disclosure of confidential information.

     The employment agreement provides for Mr. Brown to receive his fixed compensation to the date of the termination of his employment by reason of resignation or as a result of termination of employment "for cause," as defined in the agreement. In the event of the termination of employment by reason of death or disability, the employment agreement provides for the payment of fixed compensation to Mr. Brown for a period of one year from the date of death or disability. If the Company terminates Mr. Brown's employment other than "for cause" or in the event of any termination of employment following any "change in control" of the Company, as defined in the agreement, the employment agreement also provides for Mr. Brown to receive his fixed compensation as if his employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if the Company has income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e., income without cash) to the Company. A change in control would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company, or acquisitions of more than 15% of the Company's Common Stock, subject to certain limitations.

     During 1998, the Company was a party to an employment agreement with Gerard T. Bisceglia, who served as the Company's Executive Vice President and Chief Operating Officer from November 1996 until his resignation on November 24, 1998. The terms of the employment agreement were substantially similar to the terms of Mr. Brown's employment agreement, except that the Company paid Mr. Bisceglia a salary of $175,000 per annum. Under the terms of that agreement and an agreement entered into between the Company and Mr. Bisceglia in connection with his resignation, the Company will pay Mr. Bisceglia $175,000 plus certain health and other benefits during 1999. In addition, in connection with his resignation, the Company accelerated the vesting of certain options held by Mr. Bisceglia and extended the period in which he was permitted to exercise his vested options following his resignation.

     The Company was a party to an employment agreement with Steven A. Sherman, a director of the Company, that expired on December 31, 1998. Under that agreement, the Company paid Mr. Sherman an annual salary of $200,000.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Certificate of Incorporation and Bylaws of the Company provide that the Company will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, or agent of the Company or who serves or served any other enterprise or organization at the request of the Company (an "Indemnitee"). Under Delaware law, to the extent that an Indemnitee is successful on the merits of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Company, or serves or served any other enterprise or organization at the request of the Company, the Company will indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys' fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses. Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. The Company also may advance expenses incurred by other employees and agents of the Company upon such terms and conditions, if any, that the Board of Directors of the Company deems appropriate. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     Decisions on compensation of the Company's executives are made by the Compensation Committee, consisting of independent members of the Board of Directors appointed by the Board of Directors (the "Committee"). The Board of Directors and the Compensation Committee make every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

     The Company's compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of the Company.

     The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that will contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as all of the Company's stockholders benefit from stock price appreciation.

     The Company follows a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors (as discussed herein) receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 28, 1998, the Committee took into account, among other things, the financial results of the Company, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in the restaurant industry.

BASE SALARY AND ANNUAL INCENTIVES

     Base salaries for executive positions are established relative to the Company's financial performance and comparable positions in similarly sized companies. The Committee from time to time may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also takes into account individual experience and performance, salary levels relative to other positions with the Company, and specific needs particular to the Company.

     Annual incentive awards are based on the Company's financial performance and the efforts of its executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. James Yeager, the Company's Corporate Controller, Secretary, and Treasurer during 1998, received a bonus of $20,000 during the fiscal year ended December 28, 1998.

STOCK OPTION GRANTS

     The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. The Company granted options to the Company's executive officers during fiscal 1998. See "Executive Compensation -- Option Grants."

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage equal to one times base salary to a maximum of $50,000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Brown has served as President and Chief Executive Officer of the Company since December 16, 1996. Effective January 1, 1999, the Company entered into a new employment agreement with Mr. Brown. See "Executive Compensation -- Employment Agreements." The Board of Directors determined Mr. Brown's salary based on a number of factors, including the Company's performance and his individual performance and salaries paid by comparable companies. Mr. Brown received a bonus of $50,000 for fiscal 1998. The Company granted Mr. Brown options during 1998. See "Executive Compensation -- Option Grants."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to the Company's Chief Executive Officer and to each of its other four most highly compensated executive officers. The Company may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. The Company does not believe that its compensation arrangements with any of its executive officers will exceed the limits on deductibility during its current fiscal year.

     This report has been furnished by members of the Compensation Committee of the Board of Directors of the Company.

       John F. Antioco
       Jane Evans
       John C. Metz
       Steven A. Sherman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 28, 1998, the Company's Compensation Committee consisted of John F. Antioco, Jane Evans, John C. Metz, and Steven A. Sherman. Except for the Company's lease of its corporate office space in a building in which Mr. Sherman owns a majority interest, none of the members of the Compensation Committee had any contractual or other relationships with the Company during fiscal 1998 except as directors. The Company made rental payments for its corporate offices totalling approximately $177,000 during 1998. Mr. Sherman served as the Company's Chairman of the Board from June 1990 until August 1996, as Chief Executive Officer of the Company from June 1990 until January 1996, and as the Company's President from January 1993 until April 1994.

                               PERFORMANCE GRAPH

     The  following line graph compares cumulative total stockholder returns for
(i) the Company's Common Stock; (ii) the Nasdaq Stock Market (U.S.) Index (the "Index"); and (iii) a peer group consisting of the following five companies in the restaurant industry (the "Peer Group"): Avado Brands, Inc. (formerly AppleSouth, Inc.); Eateries, Inc.; Cheesecake Factory, Inc.; O'Charley's, Inc.; and Cooker Restaurant Corp. In previous years, the Peer Group included El Chico Restaurants, Inc. ("El Chico"). The Peer Group no longer includes El Chico because that company's stock was not publicly traded during all of 1998.

     The graph assumes an investment of $100 in each of the Company's Common Stock, the Peer Group, and the Index on December 27, 1993. The calculation of cumulative stockholder return on the Peer Group and the Index include reinvestment of dividends, but the calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The stock price and index performance shown in the graph are not necessarily indicative of future results.

                            CUMULATIVE TOTAL RETURN

                      12/27/93   12/26/94   12/25/95   12/30/96   12/29/97   12/28/98
                      --------   --------   --------   --------   --------   --------
MAIN STREET AND
MAIN INCORPORATED        100         49         15          8         15         16

PEER GROUP               100         83        123         94        107        107

NASDAQ STOCK
MARKET (U.S.)            100         99        141        173        208        298

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require directors, officers, and greater than 10% stockholders to furnish the Company with copies of all Section 16(a) forms they file.

     During 1999, the directors, officers, and 10% stockholders of the Company became aware that certain transactions that are required to be disclosed under
Section 16(a) had not previously been reported. The Company currently is assisting the following persons to prepare and file Section 16(a) filings to disclose beneficial ownership and/or transactions that were required to be previously reported on Form 3, Form 4, or Form 5: Bart A. Brown, Jr. (Form 3 beneficial ownership disclosure and a total of five exempt option grants during 1997 and 1998); James Yeager (Form 3 beneficial ownership disclosure and a total of three exempt option grants during 1998); Jane Evans (Form 3 beneficial ownership disclosure and a total of three exempt option grants during 1997 and
1998); and John C. Metz (Form 3 beneficial ownership disclosure and a total of two exempt option grants during 1997 and 1998). The Company has implemented a program that is intended to ensure that directors, officers, and 10% stockholders comply with their Section 16(a) filing requirements on a timely basis in the future.

                             CERTAIN TRANSACTIONS

     The Company has adopted a policy that it will not enter into any transactions with directors, officers, or holders of more than 5% of its Common Stock on terms that are less favorable to the Company than could be obtained from independent third parties and that any loans to directors, officers, or 5% stockholders will be approved by a majority of the disinterested directors.

     In December 1993, the Company entered into a five-year lease for space to serve as the corporate offices of the Company. Steven A. Sherman owns a majority interest in the building housing the space. The lease was approved by the disinterested directors of the Company. During 1998, the lease was amended to extend the original term through January 31, 2004. Rental payments under this agreement were approximately $177,000 during 1998. The lease provides for annual rent of approximately $236,000 in 1999.

     The Company believes that the foregoing transaction was no less favorable to the Company than could be obtained from non-affiliated parties.

     SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 23, 1999 by (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group. The Company is not aware of any other person that beneficially owns more than 5% of its Common Stock as of the Record Date.

Name and Address of                                         Shares Beneficially    Approximate Percentage
Beneficial Owner(1)                                                Owned          of Outstanding Shares(2)
-------------------                                         -------------------   ------------------------
John F. Antioco..........................................      2,118,100 (3)               20.3%
Bart A. Brown............................................      1,501,200 (4)               14.0%
William G. Shrader.......................................         12,015                      *
Jane Evans...............................................         20,000 (5)                  *
John C. Metz.............................................         37,500 (6)                  *
Steven A. Sherman........................................        459,306 (7)                4.6%
James Yeager.............................................         14,583 (8)                  *
All directors and officers as a group (seven persons)....      4,162,704                   37.1%

------------
  * Less than 1.0%.
 (1) Each of such persons may be reached through the Company at 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.
 (2) The percentages shown include the shares of Common Stock actually owned as of April 23, 1999 and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of April 23, 1999 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
 (3) Includes vested options to purchase 417,500 shares of Common Stock held by Mr. Antioco.
 (4) Includes vested options to purchase 687,500 shares held by Mr. Brown.
 (5) Represents vested options to purchase 20,000 shares held by Ms. Evans.
 (6) Includes vested options to purchase 22,500 shares held by Mr. Metz.
 (7) Includes options to acquire 40,000 shares of Common Stock held by Mr. Sherman; 7,812 shares of Common Stock held by Mr. Sherman's wife, as to which shares Mr. Sherman disclaims any beneficial interest; 25,000 shares held by Mr. Sherman as custodian for his children, as to which shares Mr. Sherman disclaims any beneficial interest; 110,000 shares held by Sherman
     Capital Partners, L.L.C., of which Mr. Sherman is the managing member; 16,250 shares held by The Sherman Group, of which he is the sole proprietor; and 2,500 shares held by Sherman Capital Group, L.L.C., of which Mr. Sherman is a managing member.
 (8) Represents vested options to purchase 14,583 shares held by Mr. Yeager. Mr. Yeager serves as Vice President-Finance, Secretary, and Treasurer of the Company.

                       PROPOSAL TO APPROVE THE COMPANY'S
                           1999 INCENTIVE STOCK PLAN

     The Board of Directors adopted the Company's 1999 Incentive Stock Plan (the "Incentive Plan"), on February 19, 1999, subject to approval by the Company's stockholders at the Meeting. The full text of the Incentive Plan is included as "Appendix A" to this Proxy Statement.

     By February 19, 1999, the Company had an aggregate of only 13,425 shares of Common Stock remaining available for issuance under the 1990 Plan and 1995 Plan. At that time, the Board of Directors considered the likelihood that the Company will be required to grant stock options or other stock-based awards in the future in order to attract, retain, and motivate key employees, directors, and independent contractors to provide services to the Company. Accordingly, the Board of Directors adopted the Incentive Plan, which is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company's shareholders. The Board of Directors believes that it is in the best interests of the Company to adopt the Incentive Plan. Accordingly, the Board of Directors recommends a vote "FOR" the proposal to approve the Incentive Plan.

GENERAL TERMS OF THE INCENTIVE PLAN; SHARES AVAILABLE FOR ISSUANCE

     The Incentive Plan provides for the granting of awards to employees, directors, and independent contractors eligible to receive awards under the Incentive Plan. Such awards may include, but are not limited to, incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), and restricted stock awards.

     The Incentive Plan authorizes the issuance of 1,000,000 shares of Common Stock. The maximum number of shares covered by awards granted to any individual in any year may not exceed 15% of the total number of shares that may be issued under the Incentive Plan. If any award is forfeited, terminated, canceled, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for the purposes of the Incentive Plan. If SARs are settled in cash, the shares covered by such SARs will remain available for the granting of other awards. If any change is made in the stock subject to the Incentive Plan, or subject to any award granted under the Incentive Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the Incentive Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, SARs, or similar outstanding awards.

     The Incentive Plan provides that it is not intended to be the exclusive means by which the Company may issue options to acquire its Common Stock or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the Incentive Plan without stockholder approval. Stockholder approval of the Incentive Plan will authorize the Board of Directors to issue or confirm the issuance of stock options outside of the Incentive Plan.

ELIGIBILITY AND ADMINISTRATION

     Employees of the Company, non-employee directors, proposed directors, proposed employees, and independent contractors will be eligible to receive Awards under the Incentive Plan. Options that are incentive stock options may be granted only to employees of the Company.

     The Board of Directors will administer the Incentive Plan. The Board of Directors may delegate all or any portion of its authority and duties under the Incentive Plan to one or more committees appointed by the Board of Directors under such conditions and limitations as the Board of Directors may from time to time establish. The Board of Directors and/or any committee that has been delegated the authority to administer the Incentive Plan is referred to as the "Plan Administrator." The Plan Administrator will have the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award.

GRANT AND EXERCISE OF AWARDS

  STOCK OPTIONS

     The   expiration  date,  maximum  number  of  shares  purchasable,  vesting provisions, and any other provisions of options granted under the Incentive Plan will be established at the time of grant. The Plan Administrator will set the term of each option, but no incentive stock options may be granted for terms of greater than 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator. The Board of Directors will have the discretion to provide for the automatic acceleration of the vesting of outstanding options in the event of a "Transfer of Control" (as defined in the Incentive Plan).

     The exercise prices of options will be determined by the Plan Administrator, but if the option is intended to be an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% of the fair market value if the option is granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries). On April 23, 1999, the closing price of the Company's Common Stock on the Nasdaq National Market was $3.47 per share.

  STOCK APPRECIATION RIGHTS

     SARs will entitle the holder to receive a payment equal to the appreciation in the market value of a stated number of shares of Common Stock from the price stated in the award agreement to the market value of the Common Stock on the date the SAR is exercised. Such payment may be made in cash or in shares of Common Stock valued as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined in the sole discretion of the Plan Administrator. The Plan Administrator may grant SARs either in tandem with an option or with respect to a number of shares for which no options are granted. Consistent with the provisions of the Incentive Plan, the Plan Administrator may determine such terms, conditions, restrictions, and limitations, if any, on any SARs, including a maximum appreciation value payable for SARs.

  RESTRICTED STOCK AWARDS

     The Plan Administrator also may grant restricted stock awards in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions that may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns. The Plan Administrator may choose, at the time of granting a restricted stock award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently, in the Plan Administrator's sole discretion, may accrue interest and be paid to the award holder if, when, and to the extent such award is paid.

TRANSFERABILITY  OF  OPTIONS;  TERMINATION  OF  EMPLOYMENT  OR  SERVICES  TO THE
COMPANY

     Except as otherwise allowed by the Plan Administrator, options granted under the Incentive Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. The Plan Administrator will determine the terms and conditions under which options may be exercised following the termination of the holder's relationship with the Company. Incentive stock options, however, will not be exercisable for more than (i) up to three months after termination of the holder's employment for reasons other than death or disability, or (ii) up to one year after termination due to disability.

DURATION AND MODIFICATION

     The Incentive Plan will remain in force until February 19, 2009, unless sooner terminated by the Board of Directors. After the Incentive Plan is terminated, no future awards may be granted, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions. The Board of Directors may amend, suspend or terminate the Incentive Plan at any time, except that that the Board of Directors may not amend the Incentive Plan to increase the number of shares available for issuance under the Incentive Plan (other than through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise) without the approval of the Company's shareholders. Despite the foregoing, the Board of Directors, in its sole discretion, may bifurcate the Incentive Plan so as to restrict, limit, or condition the use of any provision of the Incentive Plan to participants who are officers, directors or shareholders subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Incentive Plan with respect to other participants.

FEDERAL INCOME TAX CONSEQUENCES

     Certain options granted under the Incentive Plan will be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder upon exercise, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

     Certain other options issued under the Incentive Plan may be nonqualified options. The income tax consequences of nonqualified options, as well as other awards granted under the Incentive Plan, will be governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of the Company's Common Stock acquired pursuant to the exercise of any nonqualified option or the grant of other awards over the amount paid for such stock (the "Excess Value") must be included in the gross income of the holder in the first taxable year in which the Common Stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating the Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that holders recognize income. The Company will be required to withhold income taxes with respect to income reportable pursuant to
Section 83 by a holder. The basis of the shares acquired by an optionholder or award recipient will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than 12 months from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than 12 months from the date the shares were acquired. The maximum federal capital gains tax rate currently is 20% for property held more than 12 months.

RATIFICATION BY STOCKHOLDERS OF THE INCENTIVE PLAN

     Approval of the Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Meeting. Upon approval of the Incentive Plan by the Company's stockholders, any awards granted pursuant to the Incentive Plan prior to stockholder approval will remain valid and unchanged. In the event that the proposal to approve the Incentive Plan is not approved by the stockholders of the Company at the Meeting, any awards granted pursuant to the Incentive Plan will automatically terminate and be forfeited to the same extent and with the same effect as though the Incentive Plan had never been adopted, and the Company will not make any further grants of awards under the Incentive Plan.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 1999 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of the Company to be held during calendar 2000 must be received by the Company no later than December 30, 1999 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have the Company include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2000, except in circumstances where (i) the Company receives notice of the proposed matter no later than March 15, 2000 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                                           Dated: April 27, 1999

                                   APPENDIX A

                        MAIN STREET AND MAIN INCORPORATED
                            1999 INCENTIVE STOCK PLAN

            ADOPTED BY THE BOARD OF DIRECTORS AS OF FEBRUARY 19, 1999

     1. PURPOSE. The purpose of this 1999 Incentive Stock Plan (the "Plan") is to attract, retain and motivate employees, directors, and independent contractors by providing them with the opportunity to acquire a proprietary interest in MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company") and to link their interest and efforts to the long-term interests of the Company's shareholders.

     2. PLAN ADMINISTRATION

          2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 11, the Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards (as described in Section 5) under the Plan, including the selection of the individuals to be granted awards, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

          2.2 RULE 16b-3 AND CODE SECTION 162(m). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors, and 10% shareholders of the Company. For purposes of this Plan, the term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

          2.3 OTHER PLANS. The Plan Administrator also shall have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

     3. ELIGIBILITY. Any employee of the Company shall be eligible to receive any award under the Plan. Directors who are not employees, proposed directors, proposed employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options (as defined in SECTION 5.2). For purposes of this SECTION 3, the "Company," with respect to all awards under the Plan, other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

     4. SHARES SUBJECT TO THE PLAN

          4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Subject to adjustment as provided in SECTION 4.3, the aggregate number of shares that may be issued under the Plan shall not exceed 1,000,000 shares. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 15% of the total number of shares that may be issued under the Plan.

          4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that is forfeited, terminated or canceled, or any shares that do not vest, shall again be available for the granting of awards under the Plan. If a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

          4.3 ADJUSTMENT OF SHARES AVAILABLE. The aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

          4.4 TRANSFER OF CONTROL. In the event of a Transfer of Control of the Company (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation") shall either assume the Company's rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding awards in connection with the Transfer of Control, the Board may, in its discretion, provide that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested in full on or before the date of the Transfer of Control. The exercise and/or vesting of any award that is permissible solely by reason of this SECTION 4.4 shall be conditioned upon the consummation of the Transfer of Control. Any awards that are neither (i) assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor (ii) exercised on or before the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Unless otherwise determined by the Board, a "Transfer of Control" shall be deemed to have occurred in the event of any of the following:
(a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company if the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (b) a merger or consolidation if the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation); (c) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (d) a liquidation or dissolution of the Company.

     5. AWARDS

          5.1 TYPES OF AWARDS. Awards granted under this Plan may include, but are not limited to, Incentive Stock Options or Nonqualified Stock Options (as defined in SECTION 5.2), stock appreciation rights or restricted stock awards. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under the Plan.

          5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of
Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" that do not comply with the provisions of Section 422 of the Code or any successor statutory provision. The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as defined below) of such shares on the date such option is granted (110% of the Fair Market Value if options are intended to be Incentive Stock Options and are granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company). For purposes of the Plan, "Fair Market Value" as to a particular day shall be the per-share closing price for the Common Stock as reported for the prior trading day in THE WALL STREET JOURNAL or in such other source as the Plan Administrator deems reliable. The Plan Administrator shall set the term of each stock option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

          5.3 STOCK APPRECIATION RIGHTS. The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the Plan or with respect to a number of shares for which an option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to the excess of the share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in shares of Common Stock valued at Fair Market Value as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined by the Plan Administrator in its sole discretion. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights.

          5.4 RESTRICTED STOCK AWARDS. The Plan Administrator may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices or to be achieved during a period of time. The Plan Administrator may choose, at the time of granting a restricted stock award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently may, in the Plan Administrator's sole discretion, accrue interest and be paid to the participant if, when, and to the extent such award is paid.

          5.5 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market
Value) or the granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

          5.6 INDIVIDUAL AWARD AGREEMENTS. Stock Options shall and other awards may be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

     6. AWARD EXERCISE

          6.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in SECTION 6.3) is received by the Company. No holder of an option or stock appreciation right, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such option or right is exercised, the exercise price is paid, and such shares are issued.

          6.2 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share. No fractional share shall be issued with respect to a stock appreciation right; however, a fractional stock appreciation right may be exercised for cash.

          6.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) cashless exercises, (d) any combination of the above, or
(e) such other means as the Plan Administrator may approve. Any optionee who owns Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the optionholder must pay the difference in cash.

     7. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient.

     8. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator also may, in its discretion, permit the holder of an award to deliver to the Company, at the time the award is exercised or vests, one or more shares of Common Stock previously acquired by such individual (other than pursuant to the transaction triggering the taxes) with an aggregate Fair Market Value up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such exercise or vesting.

     9. TERMINATION OF SERVICES. The terms and conditions under which an award may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to Disability; or (c) ten years after the date of grant (five years if granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company).

     10. TERM OF THE PLAN. The Plan shall become effective as of the date of adoption by the Board and shall remain in full force and effect through the date that is ten years thereafter, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

     11. PLAN AMENDMENT; BIFURCATION OF THE PLAN. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's shareholders (a) that would increase the number of shares available for issuance under the Plan (other than in accordance with SECTION 4.3), or (b) if such approval is required (i) to comply with
Section 422 of the Code with
respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers, directors or shareholders subject to Section 16 of the 1934 Act without so
restricting,   limiting  or   conditioning   the  Plan  with  respect  to  other
participants

     12. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

     13. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.

     14. APPROVAL BY SHAREHOLDERS. This Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve this Plan at such meeting or if this Plan is not approved by the shareholders within 12 months after its adoption by the Board, this Plan (and all awards granted hereunder) shall automatically terminate to the same extent and with the same effect as though this Plan had never been adopted. If this Plan is approved by shareholders, all awards granted under the Plan to persons who are "Affiliates" of the Company (as defined under the Securities Act of 1933, as amended) shall be deemed acquired on the date such approval is obtained.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        MAIN STREET AND MAIN INCORPORATED
                       1999 ANNUAL MEETING OF STOCKHOLDERS

   The undersigned stockholder of MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 27, 1999, and hereby appoints Bart A. Brown, Jr. and James Yeager, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company, to be held on Friday, June 11, 1999, at 11:00 a.m., local time, at the Hermosa Inn, 5532 North Palo Cristi Rd., Paradise Valley, Arizona and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   1. ELECTION OF DIRECTORS:

      [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for
          (except as indicated)                all nominees listed below:

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            John F. Antioco, Bart A. Brown, Jr., William G. Shrader,
                  Jane Evans, John C. Metz, Steven A. Sherman

   2. PROPOSAL TO APPROVE THE 1999 INCENTIVE STOCK PLAN:

            [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 27, 1999:

            [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

and upon such matter or matters that may properly come before the meeting or any adjournment or adjournments thereof.

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF THE COMPANY'S 1999 INCENTIVE STOCK PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorney-in-fact hereunder.

                                             (This Proxy should be dated, signed
                                             by the  stockholder(s)  exactly  as
                                             his or her name appears hereon, and
                                             returned  promptly in the  enclosed
                                             envelope.   Persons  signing  in  a
                                             fiduciary    capacity   should   so
                                             indicate.  If  shares  are  held by
                                             joint   tenants  or  as   community
                                             property,  both stockholders should
                                             sign.)


                                             Dated:_______________________, 1999

                                             ___________________________________
                                                        (Signature)

                                             ___________________________________
                                                 (Signature if jointly held)

  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.